EXECUTION VERSION DATED: JUNE 24, 2025 GALLO FINANCE LIMITED as Seller TOKYO CENTURY CORPORATION as Seller Guarantor and LATAM AIRLINES GROUP S.A. as Buyer AIRCRAFT SALE AND PURCHASE AGREEMENT relating to the sale of one (1) Boeing 787-8 Aircraft with Manufacturer’s Serial Number 38472 with Chilean Registration Mark CC-BBC

Signature Page Aircraft Sale and Purchase Agreement MSN IN WITNESS WHEREOF, this Agreement has been signed on the day and year first above written. GALLO FINANCE LIMITED, as Seller By: Name: Title: By: Name: Title: TOKYO CENTURY CORPORATION, as Seller Guarantor By: Name: Title:

IN WITNESS WHEREOF, this Agreement has been signed on the day and year first above written. GALLO FINANCE LIMITED, as Seller By: Name: Title: By: Name: Title: TOKYO CENTURY CORPORATION, as Seller Guarantor By: Amanda Darling Name: Attorney-In-Fact Title: K&L Gates LLP Signature Page Aircraft Sale and Purchase Agreement MSN 38472

Signature Page Aircraft Sale and Purchase Agreement MSN 38472 LATAM AIRLINES GROUP S.A., as Buyer By: Name: Title: By: Name: Title: Docusign Envelope ID: B7A2C6A9-727E-4724-8DE3-4E341E71C8EE Andrés del Valle Authorised Signatory Sebastián Acuto Authorised Signatory